OPTION OVER MOGOLLON PROPERTY AGREEMENT

THIS AGREEMENT made effective this 19th day of September, 2012 (the “Effective Date”).

AMONG:

SANTA FE GOLD CORPORATION, a Delaware company with an office located at 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 (the “Optionee”)

AND:

COLUMBUS SILVER CORPORATION, a British Columbia company with an office located at 1090 Hamilton Street, Vancouver, British Columbia, V6B 2R9 (“CSC”)

AND:

COLUMBUS SILVER (U.S.) CORPORATION, a Nevada company with an office located at 573 E. Second Street, Reno, Nevada, 89502 (“CSCUSA” and together with CSC, the “Optionors”)

WHEREAS:

A.	CSC has earlier delivered a Promissory Note dated January 27, 2011 to the Optionee to evidence past indebtedness thereto of $200,000, plus interest (the “Promissory Note”);

B.	Under a Bridge Financing Agreement dated November 29, 2011 between the Optionee and CSC, certain cash advances were made by the Optionee to CSC (the “Bridge Financing Agreement”);

C.

Pursuant to an Arrangement Agreement dated as of December 15, 2011 between the Optionee and CSC, as amended January 19, 2012, the Optionee and CSC contemplated completing a plan of arrangement whereby CSC would be acquired by the Optionee via a statutory plan of arrangement, which transaction was not completed and such agreement was terminated (the “Arrangement Agreement”);

D.

Due to the operation of the Bridge Financing Agreement, all amounts otherwise due and payable by either of the Optionors to the Optionee thereunder and under the Promissory note became, as of May 31, 2012, non- refundable and not required to be repaid to the Optionee;

E.	The Arrangement Agreement did not complete, as a result of (among other things) the Optionee’s inability to obtain financing to purchase all of the outstanding shares of CSC;

F.

Pursuant to the Mogollon Property Assignment Agreement dated effective October 28, 2008 among the Optionors, and John Livermore, the Optionors hold certain rights and obligations respecting the Mogollon property located in New Mexico (the “Livermore Agreement”);

G.	CSCUSA owns certain unpatented lode mining claims located in Catron County, New Mexico, as more fully described in Appendix “A” attached hereto (the “Unpatented Claims”);

H.

CSC USA owns certain patented lode mining claims located in Catron County, New Mexico, as more fully described in Appendix “A” attached hereto (the “Patented Claims” and together with the Unpatented Claims, the “Owned Claims”);

I.

Pursuant to a Mining Lease (the “Sage Lease”) dated effective April 9, 2009 between Sage Associates, Inc. (“Sage”) and CSCUSA, CSCUSA holds a lease over certain unpatented lode mining claims located in Catron County, New Mexico, as more fully described in Appendix “A” attached hereto (the “Sage Unpatented Claims”);

J.	The Sage Unpatented Claims are subject to a royalty as set out in the Sage Lease (the “First Sage Royalty”)

K.

Pursuant to a Mining Lease (the “Mack Lease”) dated effective April 9, 2009 among John Mack, Wesley Parker, and Frederick Hott and the CSCUSA, CSCUSA holds a lease over certain patented lode mining claims located in Catron County, New Mexico, as more fully described in Appendix “A” attached hereto (the “Mack Patented Claims”);

L.	The Mack Patented Claims are subject to a royalty as set out in the Mack Lease (the “Mack Royalty ”)

M.

Pursuant to a Mining Lease (the “Mogollon Enterprises Lease”) dated effective April 9, 2009 between Mogollon Enterprises, Inc. and CSCUSA, CSCUSA holds a lease over certain patented lode mining claims located in Catron County, New Mexico, as more fully described in Appendix “A” attached hereto (the “Mogollon Enterprises Patented Claims”);

N.	The Mogollon Enterprises Patented Claims are subject to a royalty as set out in the Mogollon Enterprises Lease (the “Mogollon Enterprises Royalty”)

O.

Pursuant to a Letter Agreement Mogollon Project dated March 31, 2009 between Sage and CSCUSA (the “Sage Letter Agreement”), a royalty is owed to Sage on production of the Mack Patented Claims and the Mogollon Enterprises Patented Claims (the “Second Sage Royalty”, and together with the First Sage Royalty, Mack Royalty, and Mogollon Enterprises Royalty, the “Royalties”);

P.

The Livermore Agreement, Sage Lease, Mack Lease, Mogollon Enterprises Lease, and the Sage Letter Agreement are referred to collectively herein as the “Underlying Agreements”, and copies of which are attached hereto as Appendix “B”;

Q.	The Owned Claims, Sage Unpatented Claims, Mack Patented Claims, and Mogollon Enterprises Patented Claims are referred to collectively herein as the “ Property”;

R.

Neither of the Optionors hold any water rights with points of diversion and/or places of use on or otherwise geographically associated with any of the Property, nor do either of the Optionors hold any easements, appurtenances, or hereditaments geographically associated with the Property (collectively, “Water Rights and Appurtenances”); and

S.

CSCUSA desires to grant an exclusive option to the Optionee to take (i) assignment of CSCUSA’s interest in and to the Underlying Agreements and Royalties, (ii) ownership of 100% of CSCUSA’s interest in and to the Owned Claims, subject to the royalties applicable thereto, and (iii) any Water Rights and Appurtenances held by CSCUSA, all upon the terms and subject to the conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the mutual covenants herein set forth and the sum of One Dollar ($1.00) of lawful money of the United States of America now paid by the Optionee to the Optionors, the receipt and sufficiency of all of the foregoing being acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

1.	APPROVAL BY EXCHANGE

1.1.

Agreement Subject to Approval. This Agreement is subject to approval by the TSX Venture Exchange (the “Exchange”). The Optionors agree to apply for such approval immediately after the execution hereof .

1.2.

Parties to use Best Efforts. The parties agree to use their respective best efforts to obtain the approval of the Exchange set out in Subsection 1.1 above. In the event that the Exchange requires any deliverables in connection with its approval, including without limitation a copy of this Agreement or any news release(s) issued by either CSC or the Optionee in connection herewith, the parties agree to provide each other a copy of such deliverables and also provide same promptly to the Exchange.

1.3.

If Exchange Does not Approve. The parties agree that in the event that the Exchange declines to approve this Agreement by the date that is 1 month of the Effective Date, this Agreement will immediately terminate on such date and any Payment(s) made hereunder to the Optionors will be refunded on such date to the Optionee with 5% simple interest thereon from the date such Payment(s) are made.

2.	THE OPTION

2.1.

Grant of Option. The Optionors hereby grant to the Optionee the sole and exclusive right and option (the “Option ”), subject to the terms of this Agreement, to take assignment of 100% of CSCUSA’s right, title and interest in and to (and obligations under) the Underlying Agreements and to take ownership of 100% of CSCUSA’s right, title and interest in and to the Owned Claims and any Water Rights and Appurtenances held by CSCUSA, subject to the royalties applicable thereto, including without limitation the Royalties.

2.2.

Term of Option. The Option shall remain in force during the term of this Agreement, from the date hereof to and including the date of exercise of the Option, termination of this Agreement, or December 30, 2014, whichever comes first (the “Option Period”).

2.3.

Rights During Option Period - Property. During the Option Period, the Optionee and its employees and agents and any person duly authorized by the Optionee shall have the right in respect of the Property and, to the extent applicable, the Water Rights and Appurtenances, to:

(a)	enter thereon;

(b)	have exclusive and quiet possession thereof;

(c)	do such prospecting, exploration and development work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)	bring upon and erect upon the Property, buildings, plant, machinery and equipment and other property as the Optionee, acting reasonably, may deem advisable;

(e)	remove therefrom and dispose of such reasonable quantities of ores, minerals and metals as are necessary for the purposes of obtaining assays or making other tests;

(f)	remove therefrom and dispose of up to 7,000 tons of ore as is necessary for the purpose of conducting trial mining, provided that such trial mining will be limited as follows:

(i) trial mining may not occur without all required permits and authorizations having been first obtained;

(ii) any royalties associated with the Property on which the trial mining is conducted must be paid by the Optionee;

(iii) any trial mining is conducted strictly at the sole risk and responsibility of the Optionee; and

(iv)

it will indemnify and save the Optionors harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee’s trial mining activities, and, without limiting the generality of the foregoing will carry not less than $10,000,000 in third party liability insurance in respect of such trial mining for the benefit of the Optionee and the Optionors as their interests appear.

provided that the aforementioned rights will be limited to those actually held by CSCUSA, including without limitation under the Underlying Agreements.

3.	OPTION OBLIGATIONS

	3.1.	Obligations on Exchange Approval . In addition to other obligations required hereunder, within 3 business days of obtaining final approval of the Exchange to this Agreement:

(a)

the Optionee will be deemed to represent and warrant to CSC that no funds are due or payable by the Optionee under the Promissory Note or the Bridge Financing Agreement as of the date hereof, and no “Refund Event” (as such term is defined in the Bridge Financing Agreement) has ever occurred under the Bridge Financing Agreement;

(b)

CSC and the Optionee will execute and deliver to the other party a mutual release, irrevocably releasing each other from all liabilities and obligations relating to the Arrangement Agreement, Promissory Note, and Bridge Financing Agreement, in the form attached hereto as Appendix “C”;

		(c)	the Optionee will deliver to CSC the original Promissory Note, prominently noted thereon as “cancelled”, with such notation executed and dated by Pierce Carson on behalf of the Optionee; and

(d)

the Optionee will pay to CSC $25,092.42 in Canadian Dollars representing outstanding payments that are owing thereto because they were required to be made by the Optionee to the Optionor under the Arrangement Agreement and the Bridge Financing Agreement, but which payments were not so made.

3.2.

Payments and Obligations. In order to maintain the Option in good standing and to earn the interest in the Underlying Agreements, Property, and herein provided, the Optionee must duly complete the following:

	(a)	the Optionee must pay to CSCUSA an aggregate of $4,500,000 on the following schedule (collectively, the “ Payments”):

		(i)	$100,000 on signing of this Agreement;

		(ii)	$150,000 on or before the date that is 3 business days following receipt by the Optionee of final Exchange approval to this Agreement (the “Second Payment”);

(iii)

$500,000 on or before December 30, 2012 or, if final Exchange approval to this Agreement has not been obtained by the Optionors by such date, then on the date that is 3 business days following receipt by the Optionee of final Exchange approval to this Agreement;

(iv)	$937,500 on or before June 30, 2013;

(v)	$937,500 on or before December 30, 2013;

(vi)	$937,500 on or before June 30, 2014; and

(vii)	$937,500 on or before December 30, 2014;

(b)	In its sole discretion, Optionee may prepay any of the Payments set forth in paragraph 3.2(a) above.

(c)

until all Payments are made and the Option is exercised in accordance with the terms and conditions contained herein, the Optionee must pay to CSCUSA (collectively, the “Obligations ”) the following amounts, which Obligations are exclusive of Payments and will not be credited as Payments hereunder:

(i)

all mining claim maintenance, rental fees, property and other taxes, and other payments that would be otherwise due to the appropriate government agency or agencies including without limitation the United States Bureau of Land Management and Catron County, New Mexico in order to keep the Property or the Water Rights and Appurtenances in good standing. No later than 60 days before any such payment is due, CSCUSA shall give the Optionee written notice of the nature and amount of such payment. No later than 45 days before the due date of any payment for which CSCUSA has given the Optionee such notice, the Optionee shall make such payment to CSCUSA. CSCUSA will forward such payments to the appropriate government agency or agencies promptly upon receipt thereof and promptly upon payment furnish the Optionee with a copy of the official receipt for the payment; and

(ii)

all amounts of money that would be otherwise due and payable to the other party or parties to the Underlying Agreements in order to keep such agreements in good standing, including without limitation lease and rent payments, taxes, royalty and advance royalty payments, option payments, and so forth. No later than 60 days before any such payment is due, CSCUSA shall give the Optionee written notice of the nature and amount of such payment. No later than 45 days before the due date of any payment for which CSCUSA has given the Optionee such notice, the Optionee shall make such payment to CSCUSA . CSCUSA will forward such payment to the appropriate party or parties to the Underlying Agreements promptly upon receipt thereof and promptly thereafter furnish the Optionee with a copy of the written receipts of such party or parties; and

(d)

promptly complete any and all notice and recording requirements in connection with this Agreement or the Underlying Agreements for which requirements CSCUSA has given the Optionee written notice adequately describing such requirements, and to promptly provide copies of such filings to CSCUSA.

3.3.

Acquisition of Interest. Upon the payment of the Payments by the Optionee to the CSCUSA, and provided the other Obligations due by such date have been duly completed by the Optionee, on such date the Option shall have been exercised (the “Exercise Date”) and:

	(a)	CSC and the Optionee will enter into the Release; and

	(b)	immediately upon execution by each of CSC and the Optionee of the Release, CSCUSA will be deemed to have:

(i)

assigned 100% of its right, title and interest in and to the Underlying Agreements and the Royalties to the Optionee, subject to any royalties applicable thereto (including without limitation the Royalties); and

(ii)

sold 100% of its right, title and interest in and to the Owned Claims and any Water Rights and Appurtenances held by CSCUSA on such date, to the Optionee, subject to any royalties applicable thereto (including without limitation the Royalties).

3.4.

Transfer of Property. In the event that the Optionee successfully exercises the Option pursuant to this Agreement, CSCUSA and the Optionee agree to formally transfer CSCUSA’s right, title and interest in and to the Underlying Agreements, the Owned Claims, the Royalties, and any Water Rights and Appurtenances then held by CSCUSA (together, the “Transferred Interests”), to the Optionee, including without limitation execution of formal, written assignments, deeds and other transfer documents, all in appropriate form under the law of the State of New Mexico (the “Transfer Documents ”), provided that all costs associated therewith will be borne by the Optionee.

3.5.	Escrow of Transfer Documents.

(a)

Upon the later of (i) obtaining final acceptance of the Exchange to this Agreement and (ii) the Optionee timely paying the Second Payment to CSCUSA, the parties agree that they will promptly use good faith efforts to prepare and negotiate an escrow agreement (the “Escrow Agreement”) with a reputable third party escrow agent acceptable to the parties (the “Escrow Agent”) in order to place the Transfer Documents into escrow thereunder as soon as practicable.

(b)

Contemporaneously with the negotiation of the Escrow Agreement, the parties will prepare and execute undated Transfer Documents and deposit same with the Escrow Agent upon execution of the Escrow Agreement. The Optionee agrees that it will cover all reasonable costs associated with the preparation of such Transfer Documents.

(c)

The Escrow Agreement will contain commercially standard terms for the escrow of commercial documents, and among other things will include the following release provisions, it being understood that the specifics of the following and the method of evidencing same will be negotiated in good faith by the parties:

(i)

In the event that the Optionee fails to make any of the Payments or complete any of the Obligations on or before the date that such Payment or Obligation is due hereunder, the Optionors will have the right to terminate the Escrow Agreement at any time thereafter and withdraw and take possession of and destroy the Transfer Documents;

(ii)

In the event that either the Optionee or either of the Optionors terminate this Agreement prior to the exercise of the Option, the Optionors will be entitled to terminate the Escrow Agreement and withdraw and take possession of and destroy the Transfer Documents;

(iii)

In the event that the Optionee successfully and timely exercises the Option pursuant to the terms and conditions set out herein, the Optionee will be entitled to terminate the Escrow Agreement and withdraw and take possession of the Transfer Documents and use same to effect the transfer to the Optionee of the Transferred Interests; and

	(iv)	No action, failure or delay on the part of any party in exercising any power or right under the Escrow Agreement will operate as an exercise or waiver of any provision under this Agreement.

(d)	The Escrow Agreement will further provide that at any time prior to the exercise of the Option, if the Option and this Agreement are at such time in good standing, in the event that the Optionor:

	(i)	makes a general assignment for the benefit of creditors; or

(ii)

institutes or has instituted against it any proceeding that remains undismissed or unstayed for a period of thirty (30) days, seeking to adjudicate it a bankrupt or insolvent under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, then the Optionee will have the right to withdraw and take possession of the Transfer Documents and to use same to effect the transfer to the Optionee of the Transferred Interests, provided further that:

(iii)

this Agreement will not terminate due to the Optionee obtaining the Transfer Documents as set out above, and the Optionee will remain required to make Payments and complete Obligations hereunder when due in order to keep the Option and this Agreement in good standing;

(iv)

until such time as the Optionee may exercise the Option by making timely Payments and completing Obligations due hereunder, if the Optionee uses the Transfer Documents to obtain the Transferred Interests, while the Optionee may hold legal title to the Transferred Interests, the Optionors (or such party as may be representing the Optionors in connection with the above-mentioned proceedings) will continue to hold beneficial title thereto, and the Optionee will be deemed to hold such Transferred Interests in trust for the Optionors (or for such party representing the Optionors in connection with the above-mentioned proceedings, as the case may be) and it will be prohibited from selling, optioning, transferring, assigning, or otherwise disposing of same to any other party, and the Optionee must also not allow any new lien, charge, encumbrance or royalty to be placed on the Transferred Interests;

(v)

During the term of this Option, Optionors will be prohibited from selling, optioning, transferring, assigning, or otherwise disposing of any of the Transferred Interests to any other party, and the Optionors must also not allow any lien, charge, encumbrance or royalty to be placed on the Transferred Interests; and

(vi)

if the Optionee fails to make any Payment or complete any Obligation hereunder when due, the Optionors (or for such party representing the Optionors in connection with the above- mentioned proceedings) will still hold the right to terminate this Agreement and the Option and to demand immediate return of the Transferred Interests, and the Optionee agrees to immediately transfer and assign and otherwise return same to the Optionors (or for such party representing the Optionors in connection with the above-mentioned proceedings, as the case may be) intact and free from any lien, charge, encumbrance or royalty except as set forth in the Underlying Agreements.

4.	OPTION ONLY

4.1.

Option Only. The Option is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If this Agreement is terminated the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for hereunder with respect to the Termination Obligations (as such term is defined herein), and all payments (including without limitation the Payments and the Obligations) theretofore paid by the Optionee shall be retained by CSCUSA or CSC (as applicable) in consideration for entering into this Agreement and for the rights conferred on the Optionee thereby.

5.	ASSIGNMENT OF PROPERTY AND AGREEMENT

	5.1.	Method of Assignment.

(a)

During the Option Period, the Optionors shall not sell, transfer, assign, mortgage, pledge or otherwise encumber all or any part of their interest in this Agreement or their right or interest in the Option, Underlying Agreements, Property, or Water Rights and Appurtenances (if any) without the prior written consent of the Optionee, such consent not to be unreasonably withheld, provided that any such sale, transfer, assignment, mortgage, pledge or other encumbrances shall be subject and subordinate in all respects to this Option Agreement, and further provided that either the Optionors or the Optionee will be permitted to assign this Agreement to an “Affiliate,” as that term is defined in the Business Corporations Act (British Columbia). Any purchaser, grantee, assignee, transferee, mortgagee, pledgee or other holder of any interest assigned or encumbered by either the Optionors or Optionee will be required to execute and deliver to the Optionors and the Optionee its agreement related to this Agreement and to the Property, containing:

(i)

a covenant to be bound by, and to perform all the obligations of the assigning party to be performed under this Agreement in respect of the interest to be acquired by it therefrom to the same extent as if this Agreement had been originally executed by such party and the Optionors or Optionee, and the case may be, as joint and several obligors making joint and several covenants; and

			(ii)	a provision subjecting any further sale, transfer, assignment, mortgage, pledge or other encumbrance of such interest or any portion thereof to the restrictions contained in this Section.

(b)

No assignment of any interest less than its entire interest in this Agreement, the Property, or Water Rights and Appurtenances will discharge an assigning party from any of its obligations hereunder, but upon the assignment by a party, consented to by the other party as and to the extent required by this Section, of the entire interest at the time held by it in this Agreement (whether to one or more assignees and whether in one or in a number of successive assignments), such assigning party or parties will be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the assigning party completes the transfer of its entire interest.

6.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

6.1.

The Optionors, jointly and severally, represent, warrant and covenant to the Optionee (and acknowledge and confirm that the Optionee is relying on such covenants, representations and warranties in entering into this Agreement) that:

(a)

To the Optionors’ knowledge, Appendix “A” contains a true copy of each of the Underlying Agreements, and that the Underlying Agreements constitute all of the agreements relating to the Property to which CSCUSA holds any right, title, or interest;

(b)

CSCUSA is duly organized, validly existing and in good standing under the laws of the State of Nevada, and that the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(c)

CSC is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada, and that the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

		(d)	each of the Optionors has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(e)

neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which either of the Optionors is a party;

		(f)	this Agreement constitutes a legal, valid and binding obligation of the Optionors;

(g)	the Underlying Agreements and the Property are in good standing, free and clear of all liens, charges, encumbrances and royalties except as set forth in the Underlying Agreements;

(h)	neither of the Optionors hold any Water Rights and Appurtenances;

(i)

to CSCUSA’s knowledge, the mineral claims comprising the Property have been duly and validly located and recorded in accordance with applicable laws of New Mexico and the federal laws of the United States of America applicable therein, and the mineral claims comprising the Property are valid and subsisting as of the date of execution and delivery of this Agreement;

(j)

to CSUSA’s knowledge, CSUSA has the exclusive right and authority to enter into this Agreement and to assign the Underlying Agreements accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same;

(k)

to CSUSA’s knowledge, there is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the Property, nor is there any basis therefor, there are not outstanding agreements or options to acquire or purchase the Property or any portion thereof other than the Underlying Agreements, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in the Underlying Agreements;

(l)

to CSUSA’s knowledge, there is no judicial or administrative proceeding pending, no environmental order has been issued concerning, and no notice issued from any local, state, or federal agency respecting, the possible violation of any environmental laws or environmental orders in respect of the Property; and

(m)

As soon as practical after the execution of this Agreement, the Optionors will deliver copies of all reports, maps, drill logs, assay results and other relevant technical data respecting the Property and the Water Rights and Appurtenances in their possession to the Optionee. The Optionors further agree to forward any such data that either party obtains during the Option Period to the Optionee.

6.2.

Except as expressly represented, warranted and covenanted in the above Subsection, the Optionee acknowledges and agrees that each of the Optionors make no other representations, warranties or covenants, express or implied, with respect to the Underlying Agreements, the Property and the subject matter of this Agreement. The Optionee acknowledges that it will not be entitled to, and does not and will not, rely on the Optionors, their representatives or agents, as to the condition of the Underlying Agreements or the Property in any manner whatsoever, and that the Optionee has relied and will be relying on its own due diligence review in its decision to enter into this Agreement, in its decisions to complete the Payments and Obligations, and otherwise in its actions hereunder.

6.3.

The representations and warranties contained in the Subsection above are provided for the exclusive benefit of the Optionee and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in such Subsection will survive the execution hereof.

6.4.

Each of the representations and warranties set forth in Subsections 6.1(b), (c), (d), (e), and (f) above will be true and correct as of the date of exercise of the Option, and the Optionors will use reasonable efforts to cause each of the representations and warranties contained in Subsection 6.1 to be materially true and correct during the Option period and on the Exercise Date.

7.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

7.1.

The Optionee covenants with and represents and warrants to the Optionors as follows, and acknowledges and confirms that the Optionors are relying on such covenants, representations and warranties in entering into this Agreement:

		(a)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)

it is duly organized, validly existing and in good standing under the laws of the State of Delaware and that the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(c)

neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which the Optionee is a party;

		(d)	this Agreement constitutes a legal, valid and binding obligation of the Optionee;

(e)

it will, during the currency of this Agreement, do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any applicable governmental authority including without limitation the carrying and maintaining of liability insurance on employees, all laws and regulations regarding reclamation, protection of the environment or human health, applicable environmental statutes, regulations, ordinances, by-laws, and codes with respect to the Property;

(f)

it will, during the currency of this Agreement, keep the Property and the Water Rights and Appurtenances free and clear from any and all liens and encumbrances. Notwithstanding the foregoing, the Optionors acknowledge, agree and consent to the fact that the Optionee will be entitled to grant a first lien security in its right, title and interest in and to this Agreement to Waterton Global Value L.P. or another third-party that advances funds to Optionee to make the Payments (collectively, “Lender”), it being understood and agreed by all parties hereto that in the event that Lender exercises such security interest, the Optionee will be deemed to have assigned some or all (as the case may be) of its right, title and interest in and to this Agreement to Lender thereby and such assignment will be subject to the provisions of Section 5 hereunder;

(g)

it will, during the currency of this agreement, acquire all federal, state, and local permits required for its operations on and in connection with the Property. The Optionee will be responsible for reclamation of those areas disturbed by the Optionee’s activities. The Optionee will post any operating and reclamation bonds required by regulatory agencies for work on the Property;

(h)

it acknowledges and agrees that the Optionors or their authorized agents and representatives will be permitted to enter upon the Property at all reasonable times for the purposes of inspection, but will do so at their own risk and so as not to unreasonably hinder the operations of the Optionee. The Optionors will indemnify and hold the Optionee harmless from any damage, claim, or demand by reason of injury to the Optionors or their agents or representatives on the Property or the approaches thereto; and

(i)

it will, during the currency of this Agreement, indemnify and save the Optionors harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee’s activities on the Property and, without limiting the generality of the foregoing will, during the currency of this Agreement, carry not less than $1,000,000 (or in connection with trial mining on the Property in such greater amount as management of the Optionee and the Optionors agree to be prudent and customary for trial mining on the Property) in third party liability insurance in respect of its operations on the Property for the benefit of the Optionee and the Optionors as their interests appear, provided that the Optionee will incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition.

7.2.

The representations and warranties contained in the Subsection above are provided for the exclusive benefit of the Optionors sand a breach of any one or more thereof may be waived by CSCUSA or CSC, as applicable, in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in such Subsection will survive the execution hereof.

8.	DEFAULT AND TERMINATION

8.1.

Default. Notwithstanding anything in this Agreement to the contrary, if the Optionee should be in default in performing any requirement herein set forth (except for the requirement to make Payments and complete the Obligations on or before the applicable due date(s) as required herein), CSC or CSCUSA will give written notice to the Optionee specifying the default (a “Notice of Default”) and the Optionee will not lose any rights granted under this Agreement, unless, within thirty (30) days after the giving of a Notice of Default by CSC or CSCUSA, the Optionee has failed to take reasonable steps to cure the default by the appropriate payment or performance (the Optionee hereby agreeing that should it so commence to cure any defect it will prosecute the same to completion without undue delay), and if the Optionee fails to take reasonable steps to cure any such default, the Optionors will be entitled thereafter to terminate this Agreement and to seek any remedy it may have on account of such default.

	8.2.	Terminable Events. This Agreement and the Option granted hereunder will be terminable by the Optionors by notice in writing to the Optionee in any of the following events:

(a)

if any of the Payments or Obligations required to be made hereunder have not been completed by the Optionee on or before the date on which such Payment or Obligation is required to be made hereunder; or

(b)

if the Optionee should be in default in performing any of its other obligations hereunder and has failed to take reasonable steps to cure such default within thirty (30) days after receipt of a Notice of Default from either of the Optionors.

8.3.

Optionee May Terminate at any Time. In addition to any other termination provisions contained in this Agreement, the Optionee will at any time have the right to terminate this Agreement without liability therefor by giving sixty (60) days’ written notice of such termination to the Optionors, and in the event of such termination this Agreement, subject to the Termination Obligations, will be of no further force and effect.

8.4.

Effect of Termination. From and after the date of termination of this Agreement, all right, title and interest of the Optionee under this Agreement will terminate except for the Termination Obligations, the Optionee will not be required to make any further payments or to perform any further obligations hereunder concerning the Property or the Water Rights and Appurtenances, and neither of the Optionors will have no requirement to repay any funds advanced thereto hereunder .

8.5.	Termination Obligations. If this Agreement is terminated prior to the exercise of the Option, the Optionee will (collectively, the “Termination Obligations”):

(a)

deliver to the Optionors as soon as possible after receipt of written request from the Optionors copies (including without limitation hard copies, and copies in electronic or digital format) of all reports, maps, drill logs, assay results and any other relevant technical data compiled by or otherwise in the possession of the Optionee with respect to the Property;

(b)

remove from the Property within twelve (12) months of the date of termination all mining facilities erected, installed or brought upon the Property by or at the instance of the Optionee, and any such mining facilities remaining on the Property after the expiration of the said period will, without compensation to the Optionee, become the property of the Optionors; and

(c)	complete any Obligations that are due within thirty (30) days prior to the date of termination.

9.	NOTICE

9.1.

Notice. Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada or the United States of America (save and except during the period of any interruption in the normal postal service within Canada or the United States of America) or sent by facsimile or email, in the case of the Optionee addressed as follows:

SANTA FE GOLD CORPORATION
1128 Pennsylvania N.E., Suite 205
Albequerque, New Mexico
87110
Facsimile No.: 505-255-4851
Email: wpiercecarson@aol.com

and in the case of the Optionors addressed as follows:

COLUMBUS SILVER CORPORATION

And/or

COLUMBUS SILVER (U.S) CORPORATION
1090 Hamilton Street
Vancouver, British Columbia
V6B 2R9

Facsimile No.: 604-689-3609
Email: Robert@mineralcorporations.com

with a copy to:

CORDILLERAN EXPLORATION COMPANY, LLC
573 E 2nd Street
Reno, Nevada
89502-1090
USA
Facsimile Number: 775-324-4811
Email: AWallace@cordexnv.com

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, if sent by facsimile or email, when received, or if mailed on the third business day after the date of mailing thereof. Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

10.	CURRENCY AND PAYMENTS

	10.1.	Currency. All sums of money expressed in this Agreement are expressed in the lawful money of the United States of America.

10.2.

Payments. Any payments to the Optionors which the Optionee may make under the terms of this Agreement shall be deemed to have been well and sufficiently made in timely manner if, among other things, cheques payable to the Optionors are mailed to the Optionors at the address in Vancouver, British Columbia stipulated for receiving notices hereunder by prepaid registered mail from a point in Canada or the United States of America on or before the date such payment is to be made.

11.	GOVERNING LAW

	11.1.	Governing Law. This Agreement, and all disputes or claims arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the State of New Mexico .

11.2.

Jurisdiction. The parties to this agreement irrevocably and unconditionally agree that the Courts of the State of New Mexico shall have exclusive jurisdiction over all disputes or claims arising out of or in connection with this agreement.

12.	ACKNOWLEDGEMENT – PERSONAL INFORMATION

	12.1.	Personal Information. The undersigned hereby acknowledges and consents, if required by Exchange policy, by law, or by applicable regulatory authorities, to:

(a)	the disclosure to the Exchange and all other regulatory authorities with jurisdiction of all personal information of the undersigned obtained by the other party; and

(b)

the collection, use and disclosure of such personal information by the Exchange and all other regulatory authorities with jurisdiction in accordance with the requirements, including the provision to third party service providers, from time to time.

13.	DISCLOSURE OF INFORMATION

13.1.

News Releases. Subject to the requirements of applicable laws, any news release of either party hereto relating to the Property or to this Agreement will be provided to the other party not less than twenty-fours in advance of its release, and the originating party will use its reasonable best efforts to provide comments thereto in order to bring the form and content thereof to the standards required by such party.

14.	MISCELLANEOUS

14.1.

Prior Agreements. This Agreement supersedes and replaces all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

14.2.

Further Assurances. The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

14.3.

Waiver. No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

	14.4.	TIME IS OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT AND ALL OF ITS PARTS.

	14.5.	Titles. The titles to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

14.6.	Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

14.7.

Rule Against Perpetuities. The parties do not intend nor desire for this Agreement to violate the common law rule against perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land (the “Rule Against Perpetuities”). If any provision of this Agreement does or would violate the Rule Against Perpetuities, then this Agreement shall not be deemed void or voidable, but shall be interpreted in such a way as to maintain and carry out the parties objectives to the fullest extent possible by law.

14.8.

Severability. It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties. If any particular provision or provisions or a part of one or more is held to be invalid, illegal, void, voidable or unenforceable for any reason whatsoever, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Agreement. The remainder of this Agreement will not be affected by the severance and will remain in full force and effect.

15.	MEMORANDUM

15.1.

Memorandum. The parties to this Agreement agree to execute and record a Memorandum of this Agreement in form sufficient to constitute record notice to third parties of the rights hrereunder, which may be recorded in the official records of the County Recorder’s Office, New Mexico.

16.	COUNTERPARTS

16.1.

Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.